Exhibit 10.45

AMENDMENT 2007-1

TO THE

NOVADEL PHARMA INC.

1998 STOCK OPTION PLAN

WHEREAS, NovaDel Pharma Inc. (the “Company”) maintains the NovaDel Pharma Inc. 1998 Stock Option Plan (the “Plan”) for the benefit of its and its affiliates’ qualifying employees, directors and consultants;

WHEREAS, pursuant to Section 2.3 of the Plan, the Board of Directors of the Company (the “Board”) previously amended the Plan;

WHEREAS, this amendment memorializes and ratifies such amendment.

NOW, THEREFORE, in accordance with the foregoing, effective March 2, 2007, the Plan is amended as follows:

1.	Section 2.1 shall be amended and restated as follows:

“2.1 COMMITTEE MEMBERSHIP. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee, in its sole discretion, shall have the right to delegate all or any part of its authority under the Plan to a sub-committee comprised of no less than two members of the Board. In addition, the Committee, in its sole discretion, shall have the right to delegate all or any part of its authority under the Plan for grants to non-officer employees to the chief executive officer of the Company with limitations established by the Committee. In no event, however, will the chief executive officer be authorized to make option grants to any executive officer or board member.”

2.	In all respects not amended, the Plan is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, to record the adoption of this Amendment 2007-1 to the Plan, the Company has caused the execution of this instrument, substantially in the form as set forth herein, on this 2nd day of March, 2007.

Attest:	NOVADEL PHARMA INC.

/s/MICHAEL E. SPICER	By:	/s/JAN H. EGBERTS
Michael E. Spicer		Jan H. Egberts
Chief Financial Officer and Corporate Secretary		President and Chief Executive Officer

1-PR/1338261.1